Exhibit 10.25
EIGHTH AMENDMENT TO THE PREPAID CARD PROGRAM MANAGER
AGREEMENT
This Eighth Amendment to the Amended and Restated Prepaid Card Program Manager Agreement (this “Eighth Amendment”) is effective as of November 15 2024 (the “Eighth Amendment Effective Date”), by and between Sutton Bank (“Sutton Bank”) and Marqeta, Inc. (“Manager”). Each of Manager and Sutton Bank may be referred to herein individually as a “Party” and, collectively, as the “Parties”.
WHEREAS, the Parties executed and delivered that certain Amended and Restated Prepaid Card Program Manager Agreement, originally dated as of April 1, 2016 and amended from time to time (collectively, with all amendments, addendums, and attachments thereto, the “Agreement”);
WHEREAS, the Parties wish to amend the Agreement in the manner set forth herein; and
WHEREAS, pursuant to Section 12.3, “Entire Agreement; Amendments” of the Agreement, the desired amendments requested must be contained in a written agreement signed by the Parties,
NOW THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:
1.Definitions. Capitalized terms used in this Eighth Amendment without definition shall have the meanings ascribed to such terms in the Agreement.

2.Amendment to Section 5.15 “FDIC Pass-Through Insurance”. As of the Eighth Amendment Effective Date, Section 5.15 “FDIC Pass-Through Coverage” is hereby amended as follows:

With respect to all Cards eligible for pass-through federal deposit insurance coverage, Sutton Bank shall structure the Program Accounts in which Cardholder Funds and Corporate funds are deposited in a manner sufficient to afford Cardholder Funds and Corporate Funds the benefits of pass-through federal deposit insurance coverage under Federal Deposit Insurance Corporation regulations, including taking steps to maintain the Sutton Bank's books and records in a manner that reflects that such Program Accounts and the Cardholder Funds contained therein are held in a fiduciary capacity on behalf of the relevant Cardholders. Manager shall maintain books and records of Cardholders and Cardholder Funds balances so as to permit the Cardholder Funds on deposit in the applicable Program Accounts to qualify for pass-through federal deposit insurance coverage. In the event the Cardholder Funds in the applicable Program Accounts are no longer eligible for pass-through federal deposit insurance coverage due to a change in Applicable Law or a directive from a Regulatory Authority, Sutton Bank will promptly notify Manager of same.
In addition to the obligations Manager has so as to permit Cardholder Funds to qualify for pass- through federal deposit insurance coverage, to the extent Manager supports or plans to support any Program who advertises that funds held in connection with the Program are subject to FDIC insurance on a pass-through basis, Manager shall: (1) on a one-time basis, provide Sutton Bank written confirmation that a ledger exists containing all information regarding beneficial ownership needed to satisfy the requirements of FDIC New General Counsel Opinion No. 8 and 12 CFR Part 330.5, as may be revised from time to time, for the Programs managed by Manager; and (2) provide Sutton Bank quarterly written confirmation that the above ledger remains a true and correct record of the subject beneficial ownership (in a format similar to that found in Exhibit A). Manager acknowledges Sutton Bank has the right to audit any such ledger at least once per year or, in lieu of such audit, Sutton Bank may request Manager provide a copy of a report of an independent audit obtained by Manager, at Manager’s expense, that reasonably satisfies Sutton Bank’s expectations, which shall be communicated in writing by Bank to Marqeta in advance of such audit. Nothing in this section prevents Sutton Bank from exercising its rights to access records related to such ledger in accordance with Section 3.1(P)(ii) of the Agreement. Manager also acknowledges the FDIC possesses the right to examine any such ledger. Programs managed by Manager shall be prohibited from asserting that funds held in connection with any such Programs are FDIC insured on a pass- through basis unless Manager timely provides the information requested above.

3.Conflict. In the event of any conflict between the terms of the Agreement and this Eighth Amendment, this Eighth Amendment shall control.

4.Effect of Eighth Amendment. All provisions of the Agreement shall remain in full force and effect. After this Eighth Amendment becomes effective, all references in the Agreement referring to the Agreement shall be deemed to be references to the Agreement as amended by this Eighth Amendment. This Eighth Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

5.Miscellaneous. This Eighth Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without regard to its conflict of laws principles. This Eighth Amendment may be executed by facsimile and in counterparts, each of which shall be deemed an original, and all of which when taken together shall be deemed one and the same instrument. The Agreement, as amended hereby sets forth the entire agreement of the Parties with respect to the subject matter hereof and thereof, supersedes any and all prior contemporaneous agreements or understandings, whether written or oral, between the Parties with respect to such subject matter. This Eighth Amendment shall inure the benefit of and be binding upon the Parties and each of their respective successors and assigns. Section headings used in this Eighth Amendment are included herein for convenience of reference only and will not constitute a part of this Eighth Amendment for any other purpose.

IN WITNESS WHEREOF, the Parties have executed this Eighth Amendment as of the date first above set forth.

SUTTON BANK
By: /s/ Darryl Clukey
Name:

Darryl Clukey
Title:    Chief Payments Officer

MARQETA, INC.
By:/s/ Lisa Hrabosky
Name:

Lisa Hrabosky
Title:    VP, Bank and Network Partnerships

Exhibit A

Beneficial Ownership – Quarterly Written Confirmation